Exhibit 1.01

Keurig Green Mountain, Inc.

Conflict Minerals Report

For the reporting period from January 1, 2014 to December 31, 2014

Introduction

Keurig Green Mountain, Inc. (the “Company” or “Keurig”) has prepared this Conflict Minerals Report (this “Report”) pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2014 to December 31, 2014.

This Report describes our due diligence process and compliance with Rule 13p-1 requirements.  The Rule requires disclosure of certain information when a company manufactures, or contracts to manufacture, products which contain any of the minerals specified in the Rule, if those minerals are necessary to the functionality or production of such products.  The specified minerals, which the Company collectively refer to in this Report as “3TG”, are gold, columbite-tantalite (coltan), cassiterite and wolframite and their derivatives, which are limited to tantalum, tin and tungsten.  The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

As described in this Report, certain 3TG are necessary to the functionality or production of products that the Company contracted to manufacture in calendar year 2014.  These products are Keurig’s hot beverage system brewers (the “Covered Products”). (1)  Third-party products that Keurig retails but that it does not manufacture or contract to manufacture are outside of the scope of this Report.

The Company has in good faith conducted a reasonable country of origin inquiry regarding 3TG.  This country of origin inquiry was designed to determine whether any of the 3TG used in the Covered Products originated in the Covered Countries and whether any of such 3TG may be from recycled or scrap sources.  The Company also performed due diligence on the source and chain of custody of such 3TG as described in more detail below.

Keurig’s due diligence process is based on the Organization for Economic Cooperation and Development’s (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements (the “OECD Guidance”).(2)

Keurig Conflict Minerals Policy

The Company has adopted a policy relating to 3TG incorporating the standards set forth in the OECD Guidance (the “Company Conflict Minerals Policy”) in its Responsible Sourcing Supplier

(1)  Does not include (i) MDS Global Holding p.l.c. (“Bevyz”) products in accordance with Instruction 3 to Item 1.01 of Form SD, or (ii) pods (K-Cup®, Vue®, Rivo®, K-Carafe™ and Bolt™ pods) in accordance with the SEC’s Dodd-Frank Wall Street Reform and Consumer Protection Act, Frequently Asked Questions, #6.

(2)  OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

Guidelines.  All of Keurig’s suppliers are required to adhere to its Responsible Sourcing Supplier Guidelines, which are available on its website at www.KeurigGreenMountain.com/SupplierGuidelines.

The Company Conflict Minerals Policy states in part that the Company is committed to: (1) supporting the aims and objectives of the U.S. legislation on the disclosure of 3TG; (2) not knowingly procuring 3TG that originates from facilities in the Covered Countries that are not certified as “conflict free”; and (3) ensuring compliance with the Company Policy.

Reasonable Country of Origin Inquiry

Keurig identified its suppliers of the Covered Products with whom it contracts directly (the “Tier 1 Suppliers”), and requested each submit information to Keurig using the Conflict Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”).  The CMRT is a survey tool developed by the CFSI to standardize collection of due diligence information in the supply chain.

The information submitted by Keurig’s Tier 1 Suppliers in the CMRTs included information gathered by those suppliers about the smelters and refiners identified in their own supply chains which Keurig utilized to conduct further due diligence.  As described in more detail below, Keurig’s responsible sourcing team reviewed each CMRT for completeness and performed a red flag analysis on each CMRT received.

Based on the information provided and Keurig’s due diligence efforts, as described in more detail below, Keurig is not able to conclusively determine all of the countries of origin of the 3TG in its products or whether the 3TG in its products are from recycled or scrap sources.

Due Diligence

Design of Due Diligence

Keurig designed its due diligence measures in accordance with the OECD Guidance, and the related supplements on 3TG.

The OECD Guidance utilizes a five-step process for due diligence:

Step 1:  Establish Strong Company Management Systems

Step 2:  Identify and Assess Risks in the Supply Chain

Step 3:  Design and Implement a Strategy to Respond to Identified Risks

Step 4:  Carry Out Independent Third-Party Audit of Smelters’ and Refiners’ Due Diligence Practices

Step 5:  Report Annually on Supply Chain Due Diligence

Keurig intends to retain conflict minerals documentation materials for five years after receipt.

Below is a description of Keurig’s due diligence measures performed for the 2014 reporting year.

Due Diligence Measures Performed

Members from the Company’s procurement, legal, and sustainability teams were involved in the due diligence process, which was led by the Company’s responsible sourcing team.

Keurig has begun establishing a system of controls and transparency to determine the smelters and refiners in its 3TG supply chain by creating a process to engage Tier 1 Suppliers.  Keurig has also begun incorporating requirements related to conflict minerals and related due diligence activities in supplier contracts.

As described above, as part of its due diligence process Keurig requested that each Tier 1 Supplier submit a completed CMRT.  Keurig also provided its Tier 1 Suppliers with links to publicly available training resources, and engaged in ongoing communication and provided support to its Tier 1 Suppliers to facilitate their completion of the CMRTs.  To monitor and track performance of risk management efforts, Keurig relies on supplier CMRTs and updates of the CFSI’s Conflict Free Smelters Program (CFSP).  Only one Tier 1 Supplier did not submit a CMRT, and for that Tier 1 Supplier the Company has sent follow-up inquiries to solicit their response and offered assistance.

A key element of responding to identified risks was to review the nature and overall risk of supplier responses received.  The Company’s responsible sourcing team reviewed each CMRT for completeness and performed a red flag analysis on each CMRT received.  This red flag analysis consisted of 10 logical tests to review supplier answers to questions contained in the CMRT for completeness and consistency.  Responses that failed a minimum of one red flag review test were singled out for additional follow-up, and a member of the Company’s responsible sourcing team contacted such suppliers directly to obtain additional information and/or clarify inconsistent responses in order to assess the risk.

For Tier 1 Suppliers that indicated in their responses that they or a supplier in their supply chain did use 3TG in their part(s) and/or product(s) during calendar year 2014 and provided the applicable smelter or refiner information, the Company reconciled the reported smelters and refiners against the CFSI’s Conflict Free Smelters List (available at www.conflictfreesourcing.org) as of May 6, 2015.

Beginning in 2014, Keurig reports annually on supply chain due diligence by filing with the SEC a Form SD and Conflict Minerals Report.

Due Diligence Results

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, Keurig validated that 225 facilities are “known” based on the CFSI’s Smelter Reference List in the CMRT version 3.02.  Keurig reasonably determined that facilities used to process the 3TG contained in Keurig products included 144 smelters and refiners were verified as compliant with the CFSI’s Conflict Free Smelters Program (CFSP). (3)

(3)  CFSI’s Conflict Free Smelters Program List as of May 6, 2015

Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, 81 of the identified smelters and refiners were not verified as CFSP compliant. (4)  A list of all 225 of the smelters and refiners identified during the due diligence process is included in Annex I to this Report.  An additional thirty-seven entities were included on the CMRTs but are not recognized as smelters or refiners on the CFSI’s Smelter Reference List in the CMRT version 3.02, (5) and are therefore not included in either this summary or on Annex I hereto.

Risk Mitigation and Future Due Diligence Measures

Keurig plans to continue to improve its due diligence measures by taking the following steps, among others:

•                  continuing to engage with suppliers to obtain current, accurate and complete information about our supply chain, encourage them to continue building up their due diligence process, and endeavor to continue incorporating provisions relating to “conflict-free” sourcing and reporting into the applicable contracts;

•                  encouraging suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor;

•                  further automating our survey review process to more efficiently track and analyze the information received and identify what information is still missing or requires follow-up;

•                  benchmarking our progress against our peers;

•                  building out the Conflict Minerals team to include more cross-functional members; and

•                  continuing to evaluate the Company’s due diligence measures against the OECD guidance to identify gaps in our program and opportunities for improvement.

Determination

Based on the information obtained pursuant to the due diligence process described above, Keurig believes that the facilities that may have been used to process the 3TG in Keurig products include the smelters and refiners listed in Annex I below.  However, Keurig is not able to conclusively determine all of the countries of origin of the 3TG in its products or whether the 3TG in its products are from recycled or scrap sources.

Keurig has provided information as of the date of this Report.  Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with Keurig’s Conflict Minerals Policy, may affect Keurig’s future determinations under the Rule.

(4)  CFSI’s Conflict Free Smelters Program List as of May 6, 2015

(5)  CFSI’s Conflict Free Smelters Program List as of May 6, 2015

ANNEX I

List of Smelter Facilities

The table below represents a consolidated list of smelters (225 in total) identified by Keurig’s Tier 1 Suppliers.  The results are based on:

•                  Information provided by Keurig’s Tier 1 Suppliers in their CMRTs; and

•                  The CFSI’s Conflict Free Smelters Program List as of May 6, 2015

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Gold	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019	YES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	NO
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058	YES
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077	YES
Gold	Asahi Pretec Corporation	JAPAN	CID000082	YES
Gold	Asaka Riken Co Ltd	JAPAN	CID000090	NO
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	YES
Gold	Aurubis AG	GERMANY	CID000113	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	NO
Gold	Bauer Walser AG	GERMANY	CID000141	NO
Gold	Boliden AB	SWEDEN	CID000157	YES
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	YES
Gold	Caridad	MEXICO	CID000180	NO
Gold	CCR Refinery — Glencore Canada Corporation	CANADA	CID000185	YES
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189	NO
Gold	Chimet S.p.A.	ITALY	CID000233	YES
Gold	China National Gold Group Corporation	CHINA	CID000242	NO
Gold	Chugai Mining	JAPAN	CID000264	NO
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328	NO
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	NO
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359	NO

(6)  As determined by the CFSI’s Conflict Free Smelters Program List as of May 6, 2015

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Gold	Doduco	GERMANY	CID000362	NO
Gold	Dowa	JAPAN	CID000401	YES
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	YES
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	NO
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	NO
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	YES
Gold	Heraeus Ltd. Hong Kong	HONG KONG	CID000707	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	YES
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767	NO
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778	NO
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801	NO
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	YES
Gold	Istanbul Gold Refinery	TURKEY	CID000814	YES
Gold	Japan Mint	JAPAN	CID000823	YES
Gold	Jiangxi Copper Company Limited	CHINA	CID000855	NO
Gold	Johnson Matthey Inc	UNITED STATES	CID000920	YES
Gold	Johnson Matthey Ltd	CANADA	CID000924	YES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	YES
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	YES
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957	YES
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	YES
Gold	Kojima Chemicals Co., Ltd	JAPAN	CID000981	YES
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988	NO
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	NO
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032	YES
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058	NO
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Gold	Materion	UNITED STATES	CID001113	YES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	YES
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149	YES
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152	YES
Gold	Metalor Technologies SA	SWITZERLAND	CID001153	YES
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	YES
Gold	Met-Mex Peñoles, S.A.	MEXICO	CID001161	YES
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	YES
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	NO
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	YES
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	NO
Gold	Nihon Material Co. LTD	JAPAN	CID001259	YES
Gold	Ohio Precious Metals, LLC	UNITED STATES	CID001322	YES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325	YES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326	YES
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328	NO
Gold	PAMP SA	SWITZERLAND	CID001352	YES
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	NO
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	YES
Gold	PX Précinox SA	SWITZERLAND	CID001498	YES
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512	YES
Gold	Royal Canadian Mint	CANADA	CID001534	YES
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	NO
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562	NO
Gold	Schone Edelmetaal	NETHERLANDS	CID001573	YES
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585	YES
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	NO
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	NO
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	YES
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	YES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909	NO
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916	YES
Gold	Tokuriki Honten Co., Ltd	JAPAN	CID001938	YES
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	CID001947	NO
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	NO
Gold	Umicore Brasil Ltda	BRAZIL	CID001977	YES
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	YES
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980	YES
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	YES
Gold	Valcambi SA	SWITZERLAND	CID002003	YES
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	YES
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100	YES
Gold	Yokohama Metal Co Ltd	JAPAN	CID002129	NO
Gold	Yunnan Copper Industry Co Ltd	CHINA	CID000197	NO
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	YES
Gold	Zijin Mining Group Co. Ltd	CHINA	CID002243	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	YES
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	YES
Tantalum	Duoluoshan	CHINA	CID000410	YES
Tantalum	Exotech Inc.	UNITED STATES	CID000456	YES
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	YES
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	YES
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	YES
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	YES
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	YES
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	YES
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	YES
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	YES
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	YES
Tantalum	Hi-Temp	UNITED STATES	CID000731	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	YES
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	YES
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	YES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA	CID000973	YES
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	YES
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	YES
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	YES
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	YES
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	YES
Tantalum	QuantumClean	UNITED STATES	CID001508	YES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522	YES
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634	NO
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	YES
Tantalum	Taki Chemicals	JAPAN	CID001869	YES
Tantalum	Telex	UNITED STATES	CID001891	YES
Tantalum	Ulba	KAZAKHSTAN	CID001969	YES
Tantalum	Zhuzhou Cement Carbide	CHINA	CID002232	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Tin	Alpha	UNITED STATES	CID000292	YES
Tin	China Rare Metal Materials Company	CHINA	CID000244	YES
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	NO
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278	NO
Tin	Cooper Santa	BRAZIL	CID000295	YES
Tin	CV JusTindo	INDONESIA	CID000307	NO
Tin	CV Makmur Jaya	INDONESIA	CID000308	NO
Tin	CV Nurjanah	INDONESIA	CID000309	NO
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	NO
Tin	CV United Smelting	INDONESIA	CID000315	YES
Tin	EM Vinto	BOLIVIA	CID000438	YES
Tin	Fenix Metals	POLAND	CID000468	NO
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	NO
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538	YES
Tin	Gejiu Zi-Li	CHINA	CID000555	NO
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760	NO
Tin	Jiangxi Nanshan	CHINA	CID000864	NO
Tin	Linwu Xianggui Smelter Co	CHINA	CID001063	NO
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CID002468	YES
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	YES
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500	YES
Tin	Metallo Chimique	BELGIUM	CID001143	NO
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	YES
Tin	Minsur	PERU	CID001182	YES
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	YES
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305	NO
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	NO
Tin	OMSA	BOLIVIA	CID001337	YES
Tin	PT Alam Lestari Kencana	INDONESIA	CID001393	NO
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	YES
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	YES
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	NO

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Tin	PT Bangka Kudai Tin	INDONESIA	CID001409	NO
Tin	PT Bangka Putra Karya	INDONESIA	CID001412	YES
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	NO
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	YES
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	YES
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424	NO
Tin	PT Bukit Timah	INDONESIA	CID001428	YES
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	YES
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	YES
Tin	PT Fang Di MulTindo	INDONESIA	CID001442	NO
Tin	PT HP Metals Indonesia	INDONESIA	CID001445	NO
Tin	PT Karimun Mining	INDONESIA	CID001448	NO
Tin	PT Koba Tin	INDONESIA	CID001449	NO
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	YES
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	NO
Tin	PT Prima Timah Utama	INDONESIA	CID001458	YES
Tin	PT REFINED BANGKA TIN	INDONESIA	CID001460	YES
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	YES
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	YES
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	NO
Tin	PT Tambang Timah	INDONESIA	CID001477	YES
Tin	PT Timah (Persero), Tbk	INDONESIA	CID001482	YES
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	YES
Tin	PT Yinchendo Mining Industry	INDONESIA	CID001494	NO
Tin	Rui Da Hung	TAIWAN	CID001539	NO
Tin	Soft Metais, Ltda.	BRAZIL	CID001758	NO
Tin	Thaisarco	THAILAND	CID001898	YES
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158	NO
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180	YES
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	NO
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	NO
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	NO

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	YES
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868	NO
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	YES
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	NO
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	NO
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	NO
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766	NO
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	YES
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	YES
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	NO
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	NO
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	NO
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	NO
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	NO
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	NO
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	CID002011	YES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	YES
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047	NO
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	YES

Metal	Smelter Name	Smelter Country	Smelter Identification	Conflict- Free?(6)

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	YES
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	NO